Exhibit 99.1

Contact:

Rush Enterprises, Inc., New Braunfels

Steven L. Keller, 830-302-5226

RUSH ENTERPRISES, INC. REPORTS FOURTH QUARTER AND YEAR-END 2025 RESULTS,

ANNOUNCES $0.19 PER SHARE DIVIDEND

●	Annual revenues of $7.4 billion; net income of $263.8 million
●	Annual earnings per diluted share of $3.27
●	4th quarter revenues of $1.8 billion; net income of $64.3 million
●	Board declares cash dividend of $0.19 per share of Class A and Class B common stock

NEW BRAUNFELS, Texas, February 17, 2026 — Rush Enterprises, Inc. (NASDAQ: RUSHA & RUSHB), which operates the largest network of commercial vehicle dealerships in North America, today announced that for the year ended December 31, 2025, the Company achieved revenues of $7.4 billion and net income of $263.8 million, or $3.27 per diluted share, compared with revenues of $7.8 billion and net income of $304.2 million, or $3.72 per diluted share, for the year ended December 31, 2024. In the third quarter of 2024, the Company recognized a one-time, pre-tax charge of approximately $3.3 million, or $0.03 per share, related to property damage caused by Hurricane Helene. Excluding the one-time losses related to that incident, the Company’s adjusted net income for the year ended December 31, 2024, was $306.7 million, or $3.75 per diluted share. Additionally, the Company’s Board of Directors declared a cash dividend of $0.19 per share of Class A and Class B common stock, to be paid on March 18, 2026, to all shareholders of record as of March 3, 2026.

“Despite another challenging year for the commercial vehicle industry, I am proud of the results our team delivered in 2025,” said W.M. “Rusty” Rush, Chairman, Chief Executive Officer and President of Rush Enterprises, Inc. “Our diversified business model, disciplined execution and continued investment in our strategic initiatives contributed to our profitability and allowed us to generate strong cash flow and continue returning value to our shareholders,” he explained.

“Throughout 2025, freight rates remained depressed, there was uncertainty with respect to U.S. trade policy and engine emissions regulations, and excess capacity remained in the market, all of which contributed to weak demand for new commercial vehicles, particularly among large over-the-road fleets. All of these factors also contributed to a challenging aftermarket sales environment,” Rush said. “However, we saw improvement in Class 8 quoting activity and order intake late in the fourth quarter, and overall demand for new commercial vehicles continues to improve in the first quarter of 2026. Increased clarity around tariffs on medium- and heavy-duty commercial vehicles, along with the Environmental Protection Agency’s anticipated confirmation of the 2027 NOx emissions standard, has reduced a significant amount of market uncertainty. We believe this clarity has allowed fleets to begin planning for future replacement needs and is the primary driver of increased demand for new commercial vehicles,” he continued.

“Importantly, even in this difficult operating environment, we continued to invest in our business while maintaining discipline in managing our expenses,” Rush explained. “Throughout 2025, we focused on improving operational efficiency, enhancing our customers’ experience and strengthening our capabilities across parts, service, leasing and our broader portfolio of solutions. We believe these strategic investments position us well to gain market share and respond quickly and effectively to our customers’ needs as market conditions improve. In our experience, when industry conditions improve, demand for both new commercial vehicles and aftermarket parts and service increase rapidly,” stated Rush.

“Our Board of Directors’ decision to declare a quarterly cash dividend of $0.19 per share, along with the $200 million we spent pursuant to our prior stock repurchase program and the new $150 million stock repurchase program announced in the fourth quarter, reflect our continued confidence in the strength of our balance sheet, our ability to generate cash through all market cycles and our commitment to return value to our shareholders,” said Rush. “We evaluate capital allocation decisions within a disciplined framework that prioritizes long-term value creation. In addition to returning value to our stockholders through dividends and stock repurchases, in 2025 we also expanded our network and made numerous strategic investments in new facilities and technology to support long-term growth and improve profitability,” he added.

“As we look forward into 2026, we expect industry conditions to remain challenging in the first quarter, but we are cautiously optimistic about the remainder of the year,” Rush said. “Our customers’ fleets are aging beyond historical norms, maintenance needs are increasing and we are beginning to see signs that freight markets may be improving. While we cannot control the pace of a market recovery, I assure you that we are ready to execute and capitalize on opportunities as they emerge,” he continued.

Network Growth

The Company expanded its network in 2025 by adding two IC Bus dealerships in Ontario, Canada. The territory for these IC Bus franchises includes the provinces of Ontario, Quebec, New Brunswick, Nova Scotia and Prince Edward Island. Additionally, the Company added a full-service Peterbilt dealership in Tennessee with Rush Truck Centers – Nashville Central. “These network expansions reflect our continued focus on investing in strategic markets and enhancing our ability to serve customers when and where they need us,” said Rush. “By expanding our footprint and strengthening our commercial vehicle sales, parts and service capabilities, we are positioning the Company to better support our customers, gain market share and capitalize on future opportunities,” he explained.

Operations

Aftermarket Products and Services

Aftermarket products and services accounted for approximately 63.7% of the Company’s total gross profits in 2025, with parts, service and collision center revenues totaling $2.5 billion, up 0.3% compared to 2024. The Company achieved an annual absorption ratio of 130.7% in 2025, compared to 132.2% in 2024.

“Our aftermarket business once again demonstrated its resiliency and importance to our overall performance in 2025,” Rush said. “Despite continued softness across the industry, we delivered stable aftermarket revenues and maintained a strong absorption ratio. Our success was driven by growth in key customer segments such as public sector and medium-duty leasing, and the successful execution of certain of our strategic initiatives focused on improving dwell times, parts delivery operations and the overall customer experience,” he stated.

“While aftermarket conditions remained challenging through January 2026, we are beginning to see signs of improvement and are increasingly optimistic about the remainder of the year,” said Rush. “As fleet utilization improves and customers address deferred maintenance and aging equipment, we believe demand for parts and service will strengthen. Given our recent investments in certain strategic initiatives focused on mobile service, planned maintenance programs and operational efficiency, we believe our aftermarket business is well positioned to benefit as market conditions improve. I want to take a moment to point out that, over time, we have intentionally built a business that is focused not just on truck sales, but also on aftermarket operations. As everyone knows, our aftermarket business is a much higher margin business than truck sales, and it acts somewhat like a recurring revenue stream since older trucks require more maintenance. We believe that our aftermarket results demonstrate that our approach has helped reduce earnings volatility across the truck sales cycle,” he added.

Commercial Vehicle Sales

New U.S. Class 8 retail truck sales totaled 212,707 units in 2025, down 14.0% compared to 2024, according to ACT Research. The Company sold 12,432 new Class 8 trucks in 2025, a decrease of 17.0% compared to 2024, and accounted for 5.8% of the new U.S. Class 8 truck market. ACT Research forecasts U.S. retail sales of new Class 8 trucks to total 211,300 units in 2026, down slightly compared to 2025. The Company sold 338 new Class 8 trucks in Canada in 2025, accounting for 1.4% of the new Canadian Class 8 truck market.

“Throughout 2025, retail sales of new Class 8 trucks remained weak, as over-the-road carriers continued to contend with depressed freight rates, excess industry capacity and uncertainty around tariffs, emission regulations and general economic conditions,” Rush explained. “These factors led many large fleets to continue to delay vehicle replacement decisions. However, despite the difficult operating conditions impacting our over-the-road customers, our sales to vocational and public sector customers remained relatively stable and helped offset some of the weakness that was pervasive in the over-the-road segment, underscoring the value of our diversified customer base,” he continued.

“Looking ahead, while ACT Research is forecasting another challenging year for new Class 8 retail sales in 2026, we are optimistic that customer demand and retail sales will improve as we move through the year,” Rush said. “The age of our customers’ fleets remains elevated, and clarity around tariffs and emissions regulations is helping customers plan for future purchases. Consequently, quoting activity and order intake are increasing. We believe these factors, combined with gradual improvement in freight market conditions, will lead to increased retail sales beginning in the second quarter of 2026,” he added.

New U.S. Class 4-7 retail commercial vehicle sales totaled 217,412 units in 2025, a decrease of 15.6% compared to 2024, according to ACT Research. The Company sold 12,285 new Class 4-7 medium-duty commercial vehicles, a decrease of 8.5% compared to 2024, accounting for 5.7% of the total new U.S. Class 4-7 commercial vehicle market. ACT Research forecasts U.S. retail sales for new Class 4 through 7 commercial vehicles to be approximately 218,225 units in 2026, up slightly compared to 2025. The Company sold 993 new Class 5-7 trucks in Canada in 2025, accounting for 6.3% of the new Canadian Class 5-7 truck market.

“While the medium-duty market softened in 2025, we once again outperformed the industry and increased market share,” said Rush. “Demand remained relatively stable across vocational, public sector and leasing customers, and we believe our Ready-to-Roll inventory strategy continued to differentiate us by allowing customers to quickly put work-ready vehicles into service,” he added.

“While recent demand for Class 4-7 vehicles has been weak, we are encouraged by recent increases in quoting activity with respect to our medium-duty customers, and we believe our diversified customer base, strong inventory position and disciplined approach to order management position us well to capture demand as customers begin to move forward with purchasing decisions,” he continued.

The Company sold 6,977 used trucks in 2025, a 1.9% decrease compared to 2024. “Used truck demand softened modestly in 2025 as customers continued to navigate a challenging freight and financing environment,” Rush said. “While market conditions were more difficult late in the year, we believe used truck pricing has stabilized, and as freight rates improve and pre-buy activity ahead of future emissions regulations increases, we expect used truck sales volumes to improve in 2026, and we believe that increased demand will provide opportunities for more favorable pricing dynamics,” he stated.

Leasing and Rental

Leasing and Rental revenue in 2025 totaled $369.6 million, an increase of 4.1% compared to 2024. “Our Rush Truck Leasing business delivered another solid year in 2025, driven primarily by the continued strength of our full-service leasing operations,” Rush said. “While rental utilization remained below historical averages, our full-service lease portfolio continued to grow, supported by strong customer demand and a modernized fleet. Full-service leasing provides a stable, less cyclical revenue stream for the Company, and with a strong pipeline and lower operating costs due to newer vehicles being added to the fleet in recent years, this business is positioned to remain a strong contributor to our overall financial performance in 2026,” he explained.

Financial Highlights

For the year ended December 31, 2025, the Company reported revenues of $7.4 billion and net income of $263.8 million, or $3.27 per diluted share, compared with revenues of $7.8 billion and net income of $304.2 million, or $3.72 per diluted share, in 2024. In the third quarter of 2024, the Company recognized a one-time, pre-tax charge of approximately $3.3 million, or $0.03 per share, related to property damage caused by Hurricane Helene. Excluding the one-time losses related to that incident, the Company’s adjusted net income for the year ended December 31, 2024, was $306.7 million, or $3.75 per diluted share.

Aftermarket products and services revenues were flat at $2.5 billion in 2025, compared to 2024. The Company sold 36,032 new and used commercial vehicles in 2025, a 6.7% decrease compared to 38,615 new and used commercial vehicles sold in 2024. 2025 deliveries included 12,770 new heavy-duty trucks, 13,278 new medium-duty commercial vehicles, 3,007 new light-duty commercial vehicles and 6,977 used commercial vehicles, compared to 15,465 new heavy-duty trucks, 13,935 new medium-duty commercial vehicles, 2,105 new light-duty commercial vehicles and 7,110 used commercial vehicles in 2024.

In the fourth quarter of 2025, the Company’s revenues totaled $1.8 billion, compared to revenues of $2.0 billion reported for the fourth quarter of 2024. Net income for the quarter was $64.3 million, or $0.81 per diluted share, compared to $74.8 million, or $0.91 per diluted share, in the fourth quarter of 2024.

Aftermarket products and services revenues were $625.2 million in the fourth quarter of 2025, compared to $606.3 million in the fourth quarter of 2024. The Company’s absorption ratio was 129.3% for the quarter, compared to 133.0% in the fourth quarter of 2024. The Company delivered 3,074 new heavy-duty trucks, 2,719 new medium-duty commercial vehicles, 976 new light-duty commercial vehicles and 1,679 used commercial vehicles during the fourth quarter of 2025, compared to 4,239 new heavy-duty trucks, 3,534 new medium-duty commercial vehicles, 538 new light-duty commercial vehicles and 1,740 used commercial vehicles during the fourth quarter of 2024.

Rush Truck Leasing operates 55 PacLease and Idealease franchises across the United States and Canada with approximately 10,000 trucks in its lease and rental fleet and more than 2,200 trucks under contract maintenance agreements. Lease and rental revenue increased 2.9% in the fourth quarter of 2025, compared to the fourth quarter of 2024.

During 2025, the Company repurchased $193.5 million of its common stock. In the fourth quarter of 2025, the Company repurchased $68.0 million of its common stock under the stock repurchase plan that was terminated on December 2, 2025. On December 3, 2025, the Company adopted a new stock repurchase plan authorizing us to repurchase $150 million of stock through December 31, 2026. During the fourth quarter of 2025, we paid a cash dividend of $14.6 million, bringing total dividends paid to shareholders during 2025 to $58.0 million, a 5.6% increase compared to 2024.

“Despite the challenging operating environment in 2025, we continued to generate strong cash flow and execute on our disciplined capital allocation strategy,” said Rush. “Our ability to return capital to shareholders through increased dividends and significant share repurchases, while maintaining a strong balance sheet and continuing to invest in the long-term growth of the business, reflects the resilience of our diversified operating model,” he continued.

“Finally, I want to express my sincere appreciation to our employees across the organization for their hard work, professionalism and commitment throughout 2025,” Rush said. “This was a demanding year, and our employees were asked to take on additional responsibilities while maintaining a strong focus on expense discipline and operational execution. Their efforts played a critical role in our ability to navigate this prolonged downcycle and position the Company for the future. As we marked the 60th anniversary of Rush Enterprises in 2025, we were reminded that our ability to grow strategically over time, expand the solutions we offer to customers and continually diversify our business has been shaped by a long-standing focus on execution, discipline and long-term value creation. While the timing of a broader industry recovery remains uncertain, we believe that Rush Enterprises will emerge from the trough of this particular market cycle with greater scale, efficiency and relevance to our customers than we did at the top of the last market cycle” Rush stated.

Conference Call Information

Rush Enterprises will host its quarterly conference call to discuss earnings for the fourth quarter and year-end on Wednesday, February 18, 2026, at 10 a.m. Eastern/9 a.m. Central. The call can be heard live via the Internet at https://edge.media-server.com/mmc/p/zc92bxch.

Participants may register for the call at:

https://register-conf.media-server.com/register/BI8c1723c9b98a4aefaa3eca30fac08246

While not required, it is recommended that you join the event 10 minutes prior to the start.

For those who cannot listen to the live broadcast, the webcast replay will be available at http://investor.rushenterprises.com/events.cfm.

About Rush Enterprises, Inc.

Rush Enterprises, Inc. is the premier solutions provider to the commercial vehicle industry. The Company owns and operates Rush Truck Centers, the largest network of commercial vehicle dealerships in North America, with more than 150 locations in 23 states and Ontario, Canada. These vehicle centers, strategically located in high traffic areas on or near major highways throughout the United States and Ontario, Canada, represent truck and bus manufacturers, including Peterbilt, International, Hino, Isuzu, Ford, Blue Arc, IC Bus and Blue Bird. They offer an integrated approach to meeting customer needs – from sales of new and used vehicles to aftermarket parts, service and body shop operations plus financing, insurance, and leasing and rental solutions. Rush Enterprises' operations also provide CNG fuel systems (through its investment in Cummins Clean Fuel Technologies, Inc.), telematics products and other vehicle technologies, as well as vehicle modification and up-fitting, chrome accessories and tires. For more information, please visit us at www.rushtruckcenters.com and www.rushenterprises.com, on X @rushtruckcenter, Facebook.com/rushtruckcenters and www.linkedin.com/company/rushenterprises-inc.

Certain statements contained in this release, including those concerning current and projected market conditions, sales forecast, market share forecasts s and anticipated demand for the Company’s services, are “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements only speak as of the date of this release and the Company assumes no obligation to update the information included in this release. Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, competitive factors, general U.S. economic conditions, economic conditions in the new and used commercial vehicle markets, customer relations, relationships with vendors, inflation and the interest rate environment, governmental regulation and supervision, including engine emission regulations, U.S. and global trade policies, product introductions and acceptance, changes in industry practices, one-time events and other factors described herein and in filings made by the Company with the Securities and Exchange Commission, including in our annual report on Form 10-K for the fiscal year ended December 31, 2024. In addition, the declaration and payment of cash dividends and authorization of future share repurchase programs remains at the sole discretion of the Company’s Board of Directors and the issuance of future dividends and authorization of future share repurchase programs will depend upon the Company’s financial results, cash requirements, future prospects, applicable law and other factors that may be deemed relevant by the Company’s Board of Directors. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual business and financial results and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

-Tables and Additional Information to Follow-

RUSH ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In Thousands, Except Shares and Per Share Amounts)

	December 31,	December 31,
	2025	2024
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$212,645	$228,131
Accounts receivable, net	277,784	345,346
Notes receivable, affiliate	11,576	9,536
Inventories, net	1,534,471	1,787,744
Prepaid expenses and other	54,662	18,958
Total current assets	2,091,138	2,389,715
Property and equipment, net	1,694,738	1,615,635
Operating lease right-of-use assets, net	124,130	111,408
Goodwill, net	441,615	427,493
Other assets, net	78,915	73,296
Total assets	$4,430,536	$4,617,547

Liabilities and shareholders’ equity
Current liabilities:
Floor plan notes payable	$917,955	$1,081,199
Current maturities of long-term debt	127	–
Current maturities of finance lease obligations	34,519	38,476
Current maturities of operating lease obligations	19,285	15,866
Trade accounts payable	230,763	244,018
Customer deposits	112,149	109,751
Accrued expenses	177,292	160,809
Total current liabilities	1,492,090	1,650,119
Long-term debt, net of current maturities	274,798	408,440
Finance lease obligations, net of current maturities	88,149	92,235
Operating lease obligations, net of current maturities	107,698	97,874
Other long-term liabilities	34,225	28,060
Deferred income taxes, net	207,733	178,916
Shareholders’ equity:
Preferred stock, par value $.01 per share; 1,000,000 shares authorized; 0 shares outstanding in 2025 and 2024	–	–
Common stock, par value $.01 per share; 105,000,000 Class A shares and 35,000,000 Class B shares authorized; 60,115,093 Class A shares and 16,437,909 Class B shares outstanding in 2025; and 62,604,986 Class A shares and 16,662,633 Class B shares outstanding in 2024	835	824
Additional paid-in capital	634,266	587,639
Treasury stock, at cost: 4,586,791 Class A shares and 2,352,163 Class B shares in 2025; and 1,387,013 Class A shares and 1,783,806 Class B shares in 2024	(331,150)	(136,235)
Retained earnings	1,904,091	1,698,614
Accumulated other comprehensive income	(4,813)	(9,293)
Total Rush Enterprises, Inc. shareholders’ equity	2,203,229	2,141,549
Noncontrolling interest	22,614	20,354
Total shareholders’ equity	2,225,843	2,161,903
Total liabilities and shareholders’ equity	$4,430,536	$4,617,547

RUSH ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(unaudited)	(unaudited)	(unaudited)
Revenues
New and used commercial vehicle sales	$1,046,400	$1,301,941	$4,503,530	$4,888,823
Parts and service sales	625,238	606,348	2,523,222	2,516,020
Lease and rental	92,874	90,243	369,555	354,939
Finance and insurance	4,789	4,880	21,128	21,991
Other	2,592	6,174	16,760	22,973
Total revenue	1,771,893	2,009,586	7,434,195	7,804,746
Cost of products sold
New and used commercial vehicle sales	961,137	1,186,861	4,114,012	4,426,292
Parts and service sales	394,207	387,150	1,592,772	1,591,510
Lease and rental	68,068	65,464	266,747	255,528
Total cost of products sold	1,423,412	1,639,475	5,973,531	6,273,330
Gross profit	348,481	370,111	1,460,664	1,531,416
Selling, general and administrative expense	238,997	240,812	996,184	995,586
Depreciation and amortization expense	18,114	17,173	71,136	68,549
Gain on sale of assets	284	119	412	809
Operating income	91,654	112,245	393,756	468,090
Other income (expense)	(405)	213	(1,655)	583
Interest expense, net	8,928	15,757	46,235	70,858
Income before taxes	82,321	96,701	345,866	397,815
Provision for income taxes	17,624	21,423	79,828	92,845
Net income	64,697	75,278	266,038	304,970
Less: Net income attributable to noncontrolling Interest	369	526	2,260	817
Net income attributable to Rush Enterprises, Inc.	$64,328	$74,752	$263,778	$304,153

Net income attributable to Rush Enterprises, Inc. per share of common stock:
Basic	$0.83	$0.94	$3.37	$3.85
Diluted	$0.81	$0.91	$3.27	$3.72

Weighted average shares outstanding:
Basic	77,202	79,589	78,380	79,059
Diluted	79,385	82,439	80,726	81,818

Dividends declared per common share	$0.19	$0.18	$0.74	$0.70

This press release and the attached financial tables contain certain non-GAAP financial measures as defined under SEC rules, such as Adjusted Net Income, Adjusted Total Debt, Adjusted Net (cash) Debt, EBITDA, Adjusted EBITDA, Free Cash Flow, Adjusted Free Cash Flow and Adjusted Invested Capital, which exclude certain items disclosed in the attached financial tables. Please note that all non-GAAP financial measures are provided on an unaudited basis. The Company provides reconciliations of these measures to the most directly comparable GAAP measures.

Management believes the presentation of these non-GAAP financial measures provides useful information about the results of operations of the Company for the current and past periods. Management believes that investors should have the same information available to them that management uses to assess the Company’s operating performance and capital structure. These non-GAAP financial measures should not be considered in isolation or as a substitute for the most comparable GAAP financial measures. Investors are cautioned that non-GAAP financial measures utilized by the Company may not be comparable to similarly titled non-GAAP financial measures used by other companies.

	Three Months Ended
Vehicle Sales Revenue (in thousands)	December 31, 2025	December 31, 2024
	(unaudited)
New heavy-duty vehicles	$575,734	$773,376
New medium-duty vehicles (including bus sales revenue)	324,644	400,930
New light-duty vehicles	57,669	32,197
Used vehicles	82,597	86,184
Other vehicles	5,756	9,254

Absorption Ratio	129.3%	133.0%

Absorption Ratio

Management uses several performance metrics to evaluate the performance of its commercial vehicle dealerships and considers Rush Truck Centers’ “absorption ratio” to be of critical importance. Absorption ratio is calculated by dividing the gross profit from the parts, service and collision center departments by the overhead expenses of all of a dealership’s departments, except for the selling expenses of the new and used commercial vehicle departments and carrying costs of new and used commercial vehicle inventory. When 100% absorption is achieved, then gross profit from the sale of a commercial vehicle, after sales commissions and inventory carrying costs, directly impacts operating profit.

Debt Analysis (in thousands)	December 31, 2025	December 31, 2024
	(unaudited)
Floor plan notes payable	$917,955	$1,081,199
Current maturities of long-term debt	127	–
Current maturities of finance lease obligations	34,519	38,476
Long-term debt, net of current maturities	274,798	408,440
Finance lease obligations, net of current maturities	88,149	92,235
Total Debt (GAAP)	1,315,548	1,620,350
Adjustments:
Debt related to lease & rental fleet	(394,176)	(535,580)
Floor plan notes payable	(917,955)	(1,081,199)
Adjusted Total Debt (Non-GAAP)	3,417	3,571
Adjustment:
Cash and cash equivalents	(212,645)	(228,131)
Adjusted Net Debt (Cash) (Non-GAAP)	$(209,228)	$(224,560)

Management uses “Adjusted Total Debt” to reflect the Company’s estimated financial obligations less debt related to lease and rental fleet (L&RFD) and floor plan notes payable (FPNP), and “Adjusted Net (Cash) Debt” to present the amount of Adjusted Total Debt net of cash and cash equivalents on the Company’s balance sheet. The FPNP is used to finance the Company’s new and used inventory, with its principal balance changing daily as vehicles are purchased and sold and the sale proceeds are used to repay the notes. Consequently, in managing the business, management views the FPNP as interest bearing accounts payable, representing the cost of acquiring vehicles financed as collateral through a banking institution or the vendor’s financing arm and is required to be repaid as the collateral is sold. The Company has the capacity to finance all of its new and used inventory under its lines of credit established for these purposes, but may choose to only partially finance them depending on business conditions and its management of cash and interest expense. The Company’s lease and rental fleet inventory are either: (i) leased to customers under long-term lease arrangements; or (ii) to a lesser extent, dedicated to the Company’s rental business. In both cases, the lease and rental payments received fully cover the capital costs of the lease and rental fleet (i.e., the interest expense on the borrowings used to acquire the vehicles and the depreciation expense associated with the vehicles), plus a profit margin for the Company. The Company believes excluding the FPNP and L&RFD from the Company’s total debt for this purpose provides management with supplemental information regarding the Company’s capital structure and leverage profile and assists investors in performing analysis that is consistent with financial models developed by Company management and research analysts. “Adjusted Total Debt” and “Adjusted Net (Cash) Debt” are both non-GAAP financial measures and should be considered in addition to, and not as a substitute for, the Company’s debt obligations, as reported in the Company’s consolidated balance sheet in accordance with U.S. GAAP. Additionally, these non-GAAP measures may vary among companies and may not be comparable to similarly titled non-GAAP measures used by other companies.

	Twelve Months Ended
EBITDA (in thousands)	December 31, 2025	December 31, 2024
	(unaudited)
Net Income Attributable to Rush Enterprises, Inc. (GAAP)	$263,778	$304,153
Provision for income taxes	79,828	92,845
Interest expense	46,235	70,858
Depreciation and amortization	71,136	68,549
Gain on sale of assets	(412)	(809)
EBITDA (Non-GAAP)	460,565	553,596
Adjustments:
Interest (expense) associated with FPNP and L&RFD	(48,168)	(71,694)
Adjusted EBITDA (Non-GAAP)	$412,397	$463,902

The Company presents EBITDA and Adjusted EBITDA, for the twelve months ended each period presented, as additional information about its operating results. The presentation of Adjusted EBITDA that excludes the addition of interest expense associated with FPNP and the L&RFD to EBITDA is consistent with management’s presentation of Adjusted Total Debt, in each case reflecting management’s view of interest expense associated with the FPNP and L&RFD as an operating expense of the Company, and to provide management with supplemental information regarding operating results and to assist investors in performing analysis that is consistent with financial models developed by management and research analyst. “EBITDA” and “Adjusted EBITDA” are both non-GAAP financial measures and should be considered in addition to, and not as a substitute for, net income of the Company, as reported in the Company’s consolidated statements of income in accordance with U.S. GAAP. Additionally, these non-GAAP measures may vary among companies and may not be comparable to similarly titled non-GAAP measures used by other companies.

	Twelve Months Ended
Free Cash Flow (in thousands)	December 31, 2025	December 31, 2024
	(unaudited)
Net cash provided by operations (GAAP)	$847,982	$610,014
Acquisition of property and equipment	(399,831)	(433,047)
Free cash flow (Non-GAAP)	448,151	176,967
Adjustments:
Draws (payments) on floor plan financing, net	(69,037)	(54,265)
Cash used for L&RF purchases	295,902	337,067
Non-maintenance capital expenditures	58,431	25,589
Adjusted Free Cash Flow (Non-GAAP)	$733,447	$485,358

“Free Cash Flow” and “Adjusted Free Cash Flow” are key financial measures of the Company’s ability to generate cash from operating its business. Free Cash Flow is calculated by subtracting the acquisition of property and equipment included in the Cash flows from investing activities from Net cash provided by operating activities. For purposes of deriving Adjusted Free Cash Flow from the Company’s operating cash flow, Company management makes the following adjustments: (i) adds back draws (or subtracts payments) on the floor plan financing that are included in Cash flows from financing activities, as their purpose is to finance the vehicle inventory that is included in Cash flows from operating activities; (ii) adds back proceeds from notes payable related specifically to the financing of the lease and rental fleet that are reflected in Cash flows from financing activities; (iii) subtracts draws on floor plan financing, net and proceeds from L&RFD related to business acquisition assets that are included in Cash flows from investing activities; (iv) subtracts scheduled principal payments on fixed rate notes payable related specifically to the financing of the lease and rental fleet that are included in Cash flows from financing activities; (v) subtracts lease and rental fleet purchases that are included in acquisition of property and equipment and not financed under the lines of credit for cash and interest expense management purposes; and (vi) adds back non-maintenance capital expenditures that are for growth and expansion (i.e. building of new dealership facilities) that are not considered necessary to maintain the current level of cash generated by the business. “Free Cash Flow” and “Adjusted Free Cash Flow” are both presented so that investors have the same financial data that management uses in evaluating the Company’s cash flows from operating activities. “Free Cash Flow” and “Adjusted Free Cash Flow” are both non-GAAP financial measures and should be considered in addition to, and not as a substitute for, net cash provided by (used in) operations of the Company, as reported in the Company’s consolidated statement of cash flows in accordance with U.S. GAAP. Additionally, these non-GAAP measures may vary among companies and may not be comparable to similarly titled non-GAAP measures used by other companies.

Invested Capital (in thousands)	December 31, 2025	December 31, 2024
	(unaudited)
Total Rush Enterprises, Inc. shareholders' equity (GAAP)	$2,203,229	$2,141,549
Adjusted net debt (cash) (Non-GAAP)	(209,228)	(224,560)
Adjusted Invested Capital (Non-GAAP)	$1,994,001	$1,916,989

“Adjusted Invested Capital” is a key financial measure used by the Company to calculate its return on invested capital. For purposes of this analysis, management excludes L&RFD, FPNP, and cash and cash equivalents, for the reasons provided in the debt analysis above and uses Adjusted Net Debt in the calculation. The Company believes this approach provides management a more accurate picture of the Company’s leverage profile and capital structure and assists investors in performing analysis that is consistent with financial models developed by Company management and research analysts. “Adjusted Net (Cash) Debt” and “Adjusted Invested Capital” are both non-GAAP financial measures. Additionally, these non-GAAP measures may vary among companies and may not be comparable to similarly titled non-GAAP measures used by other companies.